UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

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CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)
8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously publicly disclosed in a press release dated June 26, 2006, Cardinal Financial Corporation (the “Company”) appointed Mark Wendel as Director of Finance and Accounting effective June 26, 2006. Mr. Wendel replaces Robert A. Cern as the Company’s principal financial officer. Mr. Cern will retain the title of chief financial officer.

Mr. Wendel, 47, was Chief Financial Officer of First Community Bancshares, Inc. and Senior Vice President-Finance of its subsidiary, First Community Bank, N. A., in Bluefield, Virginia, from November 2005 to May 2006. In addition, he was Corporate Controller of BankAtlantic Bancorp, Inc., the holding company for BankAtlantic, in Ft. Lauderdale, Florida, from February 2002 to October 2005. He was also Chief Accounting Officer and Corporate Controller for National Commerce Financial Corporation in Memphis, Tennessee, from November 1994 to February 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION

(Registrant)

Date: June 30, 2006	By: /s/ Kim C. Liddell
Kim C. Liddell
Chief Operating Officer